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                                                                    EXHIBIT 10.1

                         DIRECTOR RESIGNATION AGREEMENT

      This Director Resignation Agreement (the "Resignation Agreement") dated as of December 1, 2005, is entered into by and among Starbucks Corporation, a Washington corporation (the "Company"), and the undersigned, each of whom is a Class 1 director nominee or current Class 3 director of the Company (each, a "Director").

                                    RECITALS

      A. Subject to and conditioned upon full execution of this Resignation Agreement, the Board of Directors of the Company (the "Board") has approved an amendment to the Company's Amended and Restated Articles of Incorporation, as amended (the "Amendment"), that would effect a declassification of the Board, and has recommended adoption of the Amendment by the shareholders at the Company's annual meeting of shareholders to be held in 2006 (the "2006 Annual Meeting").

      B. If the Amendment is approved, the declassification of the Board would take effect immediately upon the filing of a certificate with the Secretary of State of the State of Washington effecting the Amendment (the "Articles of Amendment"), and all directors of the Company would become subject to election to one-year terms starting at the Company's annual meeting of shareholders to be held in 2007 (the "2007 Annual Meeting").

      C. In order to facilitate the transition from classified three-year terms to non-classified one-year terms, the Board has approved this Resignation Agreement, pursuant to which each Class 1 director nominee to be elected at the 2006 Annual Meeting, and each current Class 3 director, agrees to and does hereby tender his or her resignation from the Board effective immediately prior to the 2007 Annual Meeting.

      NOW, THEREFORE, each Director hereby agrees as follows:

                                    AGREEMENT

1. Agreement to Resign. Subject to and conditioned upon (a) shareholder approval of the Amendment at the 2006 Annual Meeting, and (b) filing of the Articles of Amendment with the Secretary of State of the State of Washington, each Director hereby agrees to and does hereby tender his or her resignation from the Board effective immediately prior to the 2007 Annual Meeting.

2. Termination. This Resignation Agreement will automatically terminate in its entirety, and no signatory to this Resignation Agreement will have any obligation hereunder, if this Resignation Agreement is not signed by the Company and each Director by the close of business on December 1, 2005, or if the Articles of Amendment has not been filed with the Washington Secretary of State within ninety (90) days after the 2006 Annual Meeting.


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3. Amendment. Any term of this Resignation Agreement may be amended or waived only with the written consent of each of (a) the Company, (b) the secretary of the Company, (c) a majority of the Class 2 directors of the Company, and (d) the Directors so affected.

4. Miscellaneous.


      a. This Resignation Agreement may be executed in one or more counterparts, including facsimile counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

      b. This Resignation Agreement is governed by, and will be construed in accordance with, the laws of the State of Washington without regard to principles of conflict of laws.


STARBUCKS CORPORATION


By: /s/ James L. Donald
    --------------------------------
Name:  James L. Donald
Its:   president and chief executive officer


DIRECTORS

CLASS 1:                                             CLASS 3:


/s/ Howard P. Behar                                  /s/ Howard Schultz
---------------------------                          ----------------------
Howard P. Behar                                      Howard Schultz

/s/ James G. Shennan, Jr                             /s/ Barbara Bass
--------------------------                           -----------------------
James G. Shennan, Jr.                                Barbara Bass

/s/ Myron E. Ullman, III                             /s/ Mellody Hobson
-------------------------                            -----------------------
Myron E. Ullman, III                                 Mellody Hobson

/s/ Craig E. Weatherup                               /s/ Olden Lee
--------------------------                           -----------------------
Craig E. Weatherup                                   Olden Lee

